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                                                                   Exhibit 4.1
                                                                EXECUTION COPY




                               AMENDMENT NUMBER 5
                                     TO THE
              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT


                  THIS AMENDMENT NUMBER 5 TO THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of December 29, 2000, (this "Amendment") is between FLEET BANK (RI), NATIONAL ASSOCIATION ("Fleet"), a national banking association, as Seller and Servicer, and BANKERS TRUST COMPANY, as Trustee (the "Trustee") under the Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 1993 (as amended by Amendment Number 1 to the Amended and Restated Pooling and Servicing Agreement, dated as of July 1, 1994, as further amended by Amendment Number 2 to the Amended and Restated Pooling and Servicing Agreement, dated as of October 6, 1995, as further amended by Amendment Number 3 to the Amended and Restated Pooling and Servicing Agreement, dated as of February 20, 1998, and as further amended by Amendment Number 4 to the Amended and Restated Pooling and Servicing Agreement, dated as of May 14, 1999,and as assigned by Advanta National Bank to Fleet pursuant to an Assignment and Assumption Agreement, dated as of February 20, 1998, among Advanta National Bank, Fleet, Fleet Credit Card, LLC and the Trustee, the "Pooling and Servicing Agreement"), between Fleet, as Seller and Servicer, and Bankers Trust Company, as Trustee for the Fleet Credit Card Master Trust II.

                                    RECITALS

                  WHEREAS, Fleet wishes to amend the Pooling and Servicing Agreement as provided herein in accordance with Section 13.01(a) of the Pooling and Servicing Agreement and the Trustee is willing to consent to such amendment upon the terms provided for herein.

                  NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Amendments to Section 1.01.


                  (a) The definition of "Bank Certificate" in Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended to read in its entirety as follows:

                  "Bank Certificate" shall mean, if the Sellers elect to evidence their interest in the Sellers' Interest in certificated form pursuant to Section 6.01, a certificate executed by Fleet and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A, as the same may be modified in accordance with subsection
         2.08 (e); provided that in any Supplement, "Bank Certificate" shall mean either a certificate executed and delivered

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         by the Seller and authenticated by the Trustee substantially in the form of Exhibit A or the Sellers' uncertificated interest in the Sellers' Interest.

                  (b) The definition of "Certificateholder" or "Holder" in
Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended to read in its entirety as follows:

                  "Certificateholder" or "Holder" shall mean an Investor Certificateholder or, if used with respect to the Sellers' Interest, a Person in whose name a Seller Certificate is registered in the Certificate Register or a Person in whose name ownership of an uncertificated interest in the Sellers' Interest is recorded in the books and records of the Trustee.

                  (c) There is hereby added to Section 1.01 of the Pooling and Servicing Agreement the following definition which shall be inserted in proper alphabetical order in Section 1.01. The new definition shall read in its entirety as follows:

                  "Holders of the Seller Certificates" shall mean all Holders of the Bank Certificate and/or the Supplemental Certificates, if any, and Holders of any uncertificated interests in the Sellers Interest and "Holder of a Seller Certificate" shall mean a Holder of the Bank Certificate or a Supplemental Certificate or a Holder of any uncertificated interest in the Sellers Interest.

                  (d) The definition of "Seller Certificates" in Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended to read in its entirety as follows:

                  "Seller Certificates" shall mean, collectively, the Bank Certificate (including, when the term is used in connection with "Holder" or "Holders," any uncertificated interest of a Seller or Sellers in the Sellers Interest) and any outstanding Supplemental Certificates.

         SECTION 2. Amendment to Section 2.07. Subsection 2.07(c) of the Pooling and Servicing Agreement shall be and hereby is amended to read in its entirety as follows:

                  (c) Sellers' Interest. Except for the conveyances hereunder, in connection with any transaction permitted by Section 7.02 and as provided in Sections 2.08(e) and 6.03, such Seller agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Sellers' Interest, whether in certificated form and represented by the Bank Certificate or in uncertificated form, or any Supplemental Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

                  Notwithstanding the foregoing paragraph, the Sellers may pledge, hypothecate or otherwise grant a security interest in the Bank Certificate (or any portion thereof) or in


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         any uncertificated interest of the Sellers in the Sellers' Interest (or any portion thereof) to the Federal Reserve Bank of Philadelphia and the Federal Home Loan Bank of Pittsburgh; provided, however, that such pledge, hypothecation, or grant may not be used as an artifice or device to avoid or limit the foregoing prohibition on transfer;
         provided further that under no circumstances may the Sellers pledge, hypothecate, or otherwise grant a security interest in any of their rights in the Sellers' Interest other than the right to receive cash payments in respect of such Sellers' Interest as provided in this Agreement or any Supplement.

                  SECTION 3. Amendment to Section 2.08. Subsection 2.08(e) of the Pooling and Servicing Agreement shall be and hereby is amended to read in its entirety as follows:

                  (e) Additional Sellers. Fleet may designate Affiliates of Fleet to be included as Sellers ("Additional Sellers") under this Agreement by an amendment hereto pursuant to subsection 13.01(a). In connection with such designation, if the interest of the Sellers in the Sellers Interest is evidenced by the Bank Certificate, the Sellers shall surrender the Bank Certificate to the Trustee, in exchange for a newly issued Bank Certificate modified to reflect such Additional Seller's interest. If the interest of the Sellers in the Sellers Interest is in uncertificated, then, in connection with the designation of an Additional Seller, Fleet shall instruct the Trustee in writing to register the Additional Seller as the owner of the appropriate interest in the Sellers' Interest on the books and records of the Trust. Prior to any such designation and exchange or transfer of interests the conditions set forth in subsection 6.03(c) or 6.03(d), as applicable, shall have been satisfied with respect thereto.

                  SECTION 4. Amendment to Section 4.01. The last sentence of
Section 4.01 of the Pooling and Servicing Agreement shall be and hereby is amended to read in its entirety as follows:

                  The Seller Certificates shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid to the Holders of the Seller Certificates (the "Sellers' Interest"); provided, however, that if the Sellers elect to have the interest of the Sellers in the Sellers' Interest be uncertificated, then such uncertificated interest, together with any Supplemental Certificates shall represent the "Sellers' Interest;" provided, further, that neither the Seller Certificates nor any uncertificated interest in the Sellers' Interest shall represent any interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement; and provided further, that the foregoing shall not be construed to limit the Trustee's obligations to make payments to the Holders of the Seller Certificates (which shall include Holders of any uncertificated interest


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                  in the Sellers Interest), the Sellers and the Servicer as and
                  when required under this Agreement and any Supplement.

                  SECTION 5. Amendment to Section 4.03. Subsection 4.03(b) of the Pooling and Servicing Agreement shall be and hereby is amended to read in its entirety as follows:

                  (b) Allocations for the Sellers' Interest. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holders of the Sellers' Interest, including the Holders of any Seller Certificates and the Holders of any uncertificated interest in the Sellers' Interest an amount equal to the product of (A) the Seller Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Sellers' Interest pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holders of the Sellers' Interest.

                  SECTION 6. Amendment to Section 6.01. Section 6.01 of the Pooling and Servicing Agreement shall be and hereby is amended to read in its entirety as follows:

                  Section 6.01. The Certificates and Uncertificated Interests. The Investor Certificates of any Series or Class may be issued in bearer form ("Bearer Certificates") with attached interest coupons and any other applicable coupon (collectively, the "Coupons") or in fully registered form ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Sellers may elect at any time, by written notice to the Trustee, to have their interest in the Sellers' Interest
         (i) be in the form of an uncertificated interest or (ii) be evidenced by the Bank Certificate. If the Sellers elect to have their interest in the Sellers' Interest be an uncertificated interest, the Sellers shall deliver to the Trustee for cancellation the Bank Certificate previously issued to the Sellers. If the Sellers elect to have their interest in the Sellers' Interest be in certificated form, the Bank Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue be executed and delivered by Fleet to the Trustee for authentication and redelivery as provided in Section 6.02.

                  The Trustee shall keep, with the books and records of the Trust, a register in book-entry form, of each Person owning any uncertificated interest in the Sellers' Interest.

                  Except as otherwise provided in Section 6.03 or in any Supplement, Bearer Certificates shall be issued in minimum denominations of $100,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single


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         certificate evidencing the aggregate original principal amount of such
         Series or Class as described in Section 6.13. If the Sellers' interest in the Sellers' Interest is in certificated form, it shall be in the form of the Bank Certificate and the Bank Certificate shall be a single certificate and shall initially represent the entire Sellers' Interest.

                  Each Certificate shall be executed by manual or facsimile signature on behalf of Fleet by its respective President or any Vice President. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of Fleet shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the related Closing Date. All Registered Certificates and Seller Certificates shall be dated the date of their authentication.

                  SECTION 7. Amendment of Section 6.03. Subsections 6.03 (c) and
6.03 (d) of the Pooling and Servicing Agreement shall be and hereby are amended to read in their entireties as follows:

                  (c) If the Sellers elect to have their interest in the Sellers' Interest evidenced by the Bank Certificate as provided in
         Section 6.01 hereof, then the Sellers may surrender the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate and one or more additional certificates (each a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to subsection 13.01(a) only to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Sellers (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the conditions set forth in clauses (i), (ii) and (iii) of the second following paragraph.

                  If the Sellers elect to have their interest in the Sellers' Interest be in uncertificated form, then the Sellers may assign a portion of the Sellers Interest to another Person and direct that, with respect to the interest transferred, a Supplemental Certificate be issued in accordance with the requirements and subject to the satisfaction of the conditions set forth in clauses (i), (ii) and (iii) of the next following paragraph and the Sellers shall instruct the Trustee in writing to register such assignment and the issuance of the Supplemental Certificates on the books and records of the Trust.


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                  If any Seller elects to exchange all or a portion of its
         interest in the Sellers' Interest for a Supplemental Certificate in accordance with this subsection 6.03(c), the following conditions must be satisfied:

                           (i) The Sellers shall have given written notice to
                  each Rating Agency of such exchange;

                           (ii) the Seller Amount (excluding the interest
                  represented by any Supplemental Certificate) shall not be less than 2% of the total amount of Principal Receivables as of the date of, and after giving effect to, such exchange; and

                           (iii) if any Series of Investor Certificates are
                  outstanding that were characterized as debt at the time of their issuance, the Sellers shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

                  Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and
         (iii) above in the preceding paragraph.

                  (d) The Bank Certificate (or any interest therein) or the uncertificated interest of the Sellers in the Sellers' Interest (or any interest therein) may be transferred to a Person which is a member of the "affiliated group" of which FleetBoston Financial Corporation is the "common parent" (as such terms are defined in Section 1504(a) of the Code); provided that (i) if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Sellers shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto, and (ii) any such transferee shall be deemed to be a "Seller" for purposes of Sections 7.04 and 9.02.

                  SECTION 8. Amendment of Section 12.03. Section 12.03 of the Pooling and Servicing Agreement shall be and hereby is amended to read in its entirety as follows:

                  Section 12.03. Sellers' Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and, if any part of the Sellers' Interest is then evidenced by a certificate or certificates, the surrender of such certificate or certificates, the Trustee shall sell, assign and convey to the Holders of the Sellers' Interest or their designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holders of the Sellers' Interest to vest in the Holders


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         of the Sellers' Interest or their designee all right, title and interest which the Trust had in the Receivables and such other related assets.

                  SECTION 9. Effectiveness. The amendments provided for by this Amendment shall become effective on the date (the "Effective Date") that each of the following events occur:


                  (a) Fleet shall have delivered to the Trustee an Officer's Certificate from Fleet stating that Fleet reasonably believes that the execution and delivery of this Amendment will not have an Adverse Effect.

                  (b) Fleet shall have received from each Rating Agency written confirmation that the execution and delivery of this Amendment will not result in the reduction or withdrawal of its current rating of any outstanding Series or Class of Investor Certificates.

                  (c) Each of the parties hereto shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

                  SECTION 10. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

                  SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 12. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to the Pooling and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      FLEET BANK (RI), NATIONAL ASSOCIATION,
                                      Seller and Servicer


                                      By:  /s/ Jeffrey A. Lipson
                                           ---------------------------------
                                           Name:  Jeffrey A. Lipson
                                           Title: Vice President



                                      BANKERS TRUST COMPANY,
                                      Trustee


                                      By:  /s/ Peter Becker
                                           ---------------------------------
                                           Name:  Peter Becker
                                           Title: Assistant Vice President



                    [Signature Page to Amendment No. 5 to the
              Amended and Restated Pooling and Servicing Agreement]